Exhibit 4(l)

AMENDED AND RESTATED PROGRAM AGREEMENT

relating to

BANK OF AMERICA CORPORATION

U.S. $20,000,000,000

Euro Medium-Term Note Program

among

BANK OF AMERICA CORPORATION

as Issuer

and

BANC OF AMERICA SECURITIES LIMITED

as Arranger and Dealer

and

OTHERS

as Dealers

Dated as of August 4, 2005

SCHEDULES

Schedule A-1	Initial Documentation List
Schedule A-2	Certificate of Officer of the Issuer
Schedule B	Selling Restrictions
Schedule C	Forms of Dealer Accession Letters and Confirmation Letters
Schedule D	Letter Regarding Increase in the Nominal Amount of the Program
Schedule E	Form of Syndication Agreement
Schedule F	Schedule of Commissions
Schedule G	Form of Opinion of Counsel to the Issuer

i

THIS AMENDED AND RESTATED PROGRAM AGREEMENT dated as of August 4, 2005 (the “Agreement”) among:

(i) Bank of America Corporation, a Delaware corporation (the “Issuer”); and

(ii) Banc of America Securities Limited (“BASL”) (also acting as Arranger), and ABN AMRO Bank N.V. (“ABN”), Barclays Bank PLC (“Barclays”), Bear, Stearns International Limited (“Bear, Stearns”), BNP Paribas (“BNPP”), Citigroup Global Markets Limited (“Citigroup”), Credit Suisse First Boston (Europe) Limited (“CSFB”), Deutsche Bank AG, London Branch (“Deutsche Bank”), Goldman Sachs International (“Goldman Sachs”), Lehman Brothers International (Europe) (“Lehman Brothers”), Merrill Lynch International (“Merrill Lynch”), and Morgan Stanley & Co. International Limited (“Morgan Stanley”).

W I T N E S S E T H :

WHEREAS, in connection with the issuance and offering of Euro Medium-Term Notes, NationsBank Corporation, a predecessor of the Issuer, together with selected Arrangers and Dealers, originally entered into a Program Agreement, dated November 8, 1995, as amended and restated to the date hereof (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in the Amended and Restated Program Agreement, dated July 29, 2002, and the Amended and Restated Program Agreement, dated August 1, 2003, each by and among the Issuer, Bank of America, N.A., a United States national banking association (the “Bank”), and the Arrangers and Dealers party thereto (the “Prior Amended Agreement”); and

WHEREAS, the Issuer and the Dealers to the Prior Amended Agreement wish to amend and restate the Prior Amended Agreement with respect to the securities to be issued by the Issuer under this Agreement on and after the date hereof.

NOW, THEREFORE, it is agreed as follows:

1. Definitions and Interpretation

(a) For purposes of this Agreement, except where the context requires otherwise:

“Agency Agreement” means the Amended and Restated Agency Agreement of even date herewith among the Issuer, the Agent and the other paying agents referred to therein under which the Agent has been appointed as issuing agent, principal paying agent and agent bank for the purposes of the Program, as such agreement may be revised, supplemented, amended or updated from time to time;

“Agent” means JPMorgan Chase Bank, London Branch, as Agent under the Agency Agreement, and any successor agent appointed by the Issuer in accordance with the Agency Agreement;

“Agreement Date” means, in respect of any Note, the date on which agreement is reached for the issue of any Note as contemplated in Clause 2;

“Arranger” means BASL and any entity appointed to the position of arranger for the Program or in respect of any particular issue of Notes under the Program and references in this Agreement to the “Arranger” shall be references to the relevant Arranger;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in respect of any Note of any Series, the terms and conditions, as from time to time amended, endorsed on, or incorporated by reference in, the Note or Notes constituting such Series. Such terms and conditions shall be substantially in the form set out in Schedule 4 to the Agency Agreement or in such other form, having regard to the terms of issue of the relevant Series, as may be agreed between the Issuer, the Agent and the relevant Dealer or Dealers and as reflected in the applicable Final Terms and as set forth in the Offering Circular;

“Confirmation Letter” means:

(i) in respect of the appointment of a third party as a Dealer for the duration of the Program, the Confirmation Letter substantially in the form set out in Part II of Schedule C hereto; and

(ii) in respect of the appointment of a third party as a Dealer for one or more particular issue(s) of Notes under the Program, the Confirmation Letter substantially in the form set out in Part IV of Schedule C hereto;

“Contract or other agreement” has the meaning ascribed to it in Clause 4(a)(ix)(C);

“Coupons” means the interest coupons substantially in the form set out in Schedule 3 to the Agency Agreement (or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer) which are or will be attached to an interest-bearing Definitive Note, if issued, on issue;

“Dealer” or “Dealers” means each of ABN, BASL, Barclays, Bear, Stearns, BNPP, Citigroup, CSFB, Deutsche Bank, Goldman Sachs, Lehman Brothers, Merrill Lynch, and Morgan Stanley and any New Dealer appointed hereunder and excludes any entity whose appointment has been terminated pursuant to Clause 9(b), and references in this Agreement to the “relevant dealer” in relation to any Note, shall be references to the Dealer or Dealers to whom the Issuer has agreed to issue and sell such Note;

“Dealer Accession Letter” means:

(i) in respect of the appointment of a third party as a Dealer for the duration of the Program, the Dealer Accession Letter substantially in the form set out in Part I of Schedule C hereto; and

(ii) in respect of the appointment of a third party as a Dealer for one or more particular issue(s) of Notes under the Program, the Dealer Accession Letter substantially in the form set out in Part III of Schedule C hereto;

“Dealer Information” means, in relation to each Dealer, information furnished in writing to the Issuer by or on behalf of that Dealer specifically for use and actually used in the Offering Circular (it being acknowledged that the name of that Dealer set forth on the cover page of the Offering Circular, the name and address of that Dealer set forth on the inside back page of the Offering Circular and information furnished by that Dealer expressly for inclusion and actually included under the heading “Summary of the Notes,” such information being limited to the name of that Dealer, in the Offering Circular constitute the only “Dealer Information” in the Offering Circular) and references in this Agreement to the “Dealer Information” shall mean such information;

“Definitive Note” means a Note in definitive form substantially in the form set out in Schedule 3 to the Agency Agreement (or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer) issued or to be issued under certain limited circumstances pursuant to this Agreement;

“D Rules” means U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D);

“euro” or “€” means the currency introduced at the third stage of the European Economic Monetary Union pursuant to Article 109g of the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam;

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exchange Act Rules and Regulations” means the rules and regulations of the SEC under the Exchange Act;

“Final Terms” means the final terms issued in relation to each Tranche of Notes (substantially in the form of Annex C to the Procedures Memorandum) as a supplement to the Offering Circular, which gives details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

“FSA” means the Financial Services Authority of the United Kingdom;

“FSA Handbook” means the handbook of rules and guidance issued by the FSA;

“FSMA” means the Financial Services and Markets Act 2000;

“GAAP” means generally accepted accounting principles in the United States;

“Global Note” means a Temporary Global Note or a Permanent Global Note;

“IFRS” means International Financial Reporting Standards;

“Incorporated Document” means any document relating to the Issuer (including, without limitation, financial statement schedules and exhibits) included or incorporated by reference in the Offering Circular;

“Independent Accountants” means PricewaterhouseCoopers LLP;

“Initial Documentation List” means the list of documents set out in Schedule A-1 to this Agreement;

“Investment Company Act” means the United States Investment Company Act of 1940, as amended;

“Issue Date” means the date of issue of any Tranche of Notes pursuant to the Program;

“Judgment Currency” has the meaning ascribed to it in Clause 7(f);

“Lead Manager” means in relation to any Tranche of Notes offered on a syndicated basis the person identified as the Lead Manager in the applicable Syndication Agreement;

“Licenses” means collectively all governmental licenses, permits, consents, orders, approvals and other authorizations;

“Listed Notes” has the meaning ascribed to it in Clause 5(a)(i);

“Losses” has the meaning ascribed to it in Clause 7(e);

“London Stock Exchange” means the London Stock Exchange plc or another body to which its functions have been transferred;

“Material Adverse Change” means a material adverse change in the business, properties, financial condition or results of operations of the Issuer;

“Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Issuer;

“MoF” means The Ministry of Finance of Japan;

“Moody’s” means Moody’s Investors Service, Inc;

“NASD” means National Association of Securities Dealers, Inc.;

“New Dealer” means any entity appointed as an additional Dealer for the duration of the Program, for a particular Tranche of Notes, whether pursuant to Clause 9 or pursuant to a Syndication Agreement;

“Note” means any note issued or to be issued by the Issuer pursuant to this Agreement and includes the Global Notes, as well as any Registered Notes and Definitive Notes and Coupons;

“Offering Circular” means the Offering Circular relating to the Program (and constituting a base prospectus for the purposes of Article 5.4 of the Prospectus Directive) as revised, supplemented, amended or updated from time to time by (A) all Incorporated Documents and (B) the Issuer in accordance with Clause 5, including, in relation to each Tranche of Notes, by the Final Terms relating to such Tranche;

“Official List” has the meaning given to that term in Section 103 of the FSMA;

“Original Agreement” has the meaning ascribed to it in the recitals;

“Permanent Global Note” means a permanent global note substantially in the form set out in Schedule 2 to the Agency Agreement (or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer) issued or to be issued (if indicated in the applicable Final Terms) by the Issuer pursuant to this Agreement in exchange for the Temporary Global Note issued in respect of Notes of the same Series;

“Principal Subsidiary Bank” means any subsidiary of the Issuer which is organized and doing business under any state or federal law, the total assets of which, as set forth in the most recent statement of condition of such subsidiary, equal more than 10% of the total consolidated assets of the Issuer and its subsidiaries as determined from the most recent consolidated balance sheet of the Issuer and its subsidiaries;

“Prior Amended Agreement” has the meaning ascribed to it in the recitals;

“Procedures Memorandum” means the Operating and Administrative Procedures Memorandum in effect from time to time describing certain aspects of the Program, as amended or varied from time to time (in respect of any Tranche) by agreement between the Issuer and, in the case of a syndicated Tranche, the relevant Lead Manager, in each case with the approval in writing of the Agent;

“Program” means the Euro Medium-Term Note Program established by the Original Agreement and amended and restated by this Agreement;

“Prospectus Directive” means Directive 2003/71/EC;

“Prospectus Rules” means, in the case of Notes which are to be admitted to the Official List and to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market, the prospectus rules made under the FMSA;

“Receipts” means, in respect of Notes repayable in installments, the receipts for the payment of such installments which are or will be attached to the relevant Definitive Notes on issue;

“Registered Note” means a note in registered form and as to which the Issuer will appoint a transfer agent, paying agent and registrar, all as more fully described in the applicable Final Terms;

“Relevant Agreement” means any of this Agreement, the Agency Agreement or the Notes and any other paying agency, transfer agency and registry agreement pursuant to which Registered Notes may be issued;

“Relevant Currency” has the meaning ascribed to it in Clause 7(f);

“Restricted Period” means, with respect to any issue of Notes, the 40-day period commencing on the later of the commencement of the offering or the closing date with respect to that issue;

“S&P®” means Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Securities Act Rules and Regulations” means the rules and regulations of the SEC under the Securities Act;

“Selling Restrictions” means the selling restrictions applicable to the Dealers as set forth in Schedule B hereto;

“Series” means a Tranche of Notes together with any further Tranche or Tranche of Notes which are (i) expressed to be consolidated and form a single series and (ii) are identical in all respects (including as to listing) except for their respective Issue Dates, interest commencement dates or Issue Prices and the expressions “Notes of the relevant Series” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Sterling” and “£” mean Pound Sterling;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) on which any Notes from time to time may be listed, and references in this Agreement to the “relevant Stock Exchange” in relation to any Notes, shall be references to the stock exchange or stock exchanges on which such Notes are from time to time, or are intended to be, listed or admitted to trading;

“Syndication Agreement” means an agreement (by whatever name called) in or substantially in the form set out in Schedule E hereto;

“Temporary Global Note” means a temporary global note substantially in the form set out in Schedule 1 to the Agency Agreement (or in such other form as may be agreed between the Issuer, the Agent and the relevant Dealer) initially representing Notes issued or to be issued pursuant to this Agreement and issued in respect of the Notes of the same Tranche;

“Tranche” means Notes (whether in global or definitive form or both) issued hereunder which are identical in all respects (including as to listing);

“U.S. Dollars”, “U.S. $” and “$” mean United States dollars; and

“Yen” and “¥” mean Japanese Yen.

(b) Terms and expressions defined in the Agency Agreement, the Conditions and the Final Terms applicable to any Notes and not otherwise defined in this Agreement shall have the same meanings in this Agreement, except where the context otherwise requires.

(c) In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.

(d) All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or reenacted.

(e) All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Agency Agreement, any Series of Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

(f) Words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall include the feminine gender also; and words denoting persons only shall include firms and corporations and vice versa.

(g) All references in this Agreement to Euroclear or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Agent.

2. Appointment of Dealers; Agreements to Issue and Purchase Notes

The Issuer hereby appoints each Dealer, and each Dealer hereby accepts such appointment as a Dealer under the terms and conditions of the Program and this Agreement.

(a) Subject to the terms and conditions of this Agreement and, subject further to any such Dealer’s agreement to comply with the Selling Restrictions evidenced by their purchase of one or more Notes, the Issuer from time to time may agree with any Dealer to issue, and any Dealer may agree with the Issuer to purchase, Notes.

(b) On each occasion upon which the Issuer and any Dealer agree on the terms of the issue and purchase of one or more Notes by such Dealer:

(i)	unless otherwise agreed between the Issuer and such Dealer, the Issuer shall cause such Notes (which, other than Registered Notes, initially shall be represented by a Temporary Global Note) to be issued and delivered to a common depositary so that securities account(s) (as specified by such Dealer) is/are credited with such Notes on the agreed Issue Date, as described in the Procedures Memorandum; and

(ii)	the relevant Dealer, subject to such Notes being so credited, shall cause the net purchase moneys for such Notes to be paid in the relevant currency by transfer of funds to the relevant account of the Issuer so that such payment is credited to such account for value on such Issue Date, as described in the Procedures Memorandum.

(c) Unless otherwise agreed between the Issuer and the relevant Dealers, where more than one Dealer has agreed with the Issuer to purchase a particular Tranche of Notes pursuant to this Clause, the obligations of such Dealers to purchase the Notes shall be joint and several.

(d) Where the Issuer agrees with two or more Dealers to issue, and such Dealers agree to purchase, Notes on a syndicated basis, the Issuer shall enter into a Syndication Agreement with such Dealers. The Agreement Date in respect of such an issue shall be the date upon which the Syndication Agreement is signed by all parties thereto.

(e) The Issuer acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Issuer and the Dealers have an arms-length business relationship that creates no fiduciary duty on the part of the Dealers, and each expressly disclaims any fiduciary relationship.

(f) The procedures which the parties intend should apply for the purposes of issues shall be as set out in the Procedures Memorandum, as varied from time to time by the Issuer, the relevant Dealer or Lead Manager and the Agent.

(g) Each issue of Notes denominated in a currency in respect of which particular laws, guidelines, regulations, restrictions or reporting requirements apply (including on the date hereof, without limitation, U.S. Dollars, Swiss Francs, Sterling, Yen and euro) will be issued only in circumstances which comply with such laws, guidelines, regulations, restrictions or reporting requirements.

3. Conditions of Issue; Updating

(a) First Issue.

Before the Issuer reaches its first agreement with any Dealer for the issue and purchase of Notes, each Dealer shall have received and found satisfactory (in its reasonable opinion) all of the documents and confirmations described in the Initial Documentation List. The Arranger shall provide each Dealer with a copy of each document and confirmation described in the Initial Documentation List promptly after the same have been furnished to it by the Issuer. Any Dealer must notify the Arranger and the Issuer in writing within seven business days of receipt by it of the documents and confirmations described in the Initial Documentation List if it considers any to be unsatisfactory in its reasonable opinion.

(b) Each Issue.

The obligations of a Dealer under any agreement for the issue and purchase of Notes made pursuant to Clause 2 are conditional upon:

(i)	the representations and warranties of the Issuer set out in Clause 4 (except as expressly disclosed in writing by the Issuer to, and acknowledged in writing by, such Dealer prior to such agreement being entered into) being, in all material respects, true and correct on the Agreement Date and Issue Date by reference to the facts then existing;

(ii)	there being no outstanding material breach of any of the obligations of the Issuer under this Agreement, the Notes or the Agency Agreement which has not been waived by the relevant Dealer on or prior to the proposed Issue Date;

(iii)	subject to Clause 10, the aggregate principal amount of the Notes to be issued, when added to the aggregate principal amount of all Notes outstanding (as defined in the Agency Agreement) on the proposed Issue Date (excluding for this purpose Notes due to be redeemed on such Issue Date) not exceeding U.S. $20,000,000,000 or its equivalent in other currencies as determined pursuant to sub-clause (g);

(iv)	in the case of Notes which are intended to be listed, the relevant Stock Exchange having agreed to list such Notes;

(v)	no meeting of the holders of Notes (or any of them) to consider matters which might, in the reasonable opinion of the relevant Dealer, be considered to be material in the context of the issue of the Notes having been duly convened but not yet held or, if held but adjourned, the adjourned meeting having not been held and the Issuer not being aware of any circumstances which are likely to lead to the convening of such a meeting;

(vi)	there having been, between the Agreement Date and the Issue Date for such Notes, no such change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole opinion of the relevant Dealer, be likely to either (i) prejudice materially the sale by such Dealer of the Notes proposed to be issued or (ii) materially change the circumstances prevailing at the Agreement Date;

(vii)	the forms of the Final Terms, the Temporary Global Note, the Permanent Global Note (or Registered Note) and the Definitive Notes, if any, in relation to the relevant Tranche and the relevant settlement procedures having been agreed by the Issuer, the relevant Dealer and the Agent;

(viii)	the relevant currency being accepted for settlement by Euroclear and Clearstream, Luxembourg (or such other clearing system as the Issuer and relevant Dealers may agree);

(ix)	there having been, between the Agreement Date and the Issue Date, no material adverse change in the credit rating(s) given to the Notes by Moody’s or S&P or any published indication by either such rating agency that it may materially change such ratings, or that such ratings are to be or are listed on “Creditwatch” or other similar publication of formal review by the relevant rating agency;

(x)	any calculations or determinations which are required by the relevant Conditions to have been made prior to the Issue Date having been duly made;

(xi)	the Issuer having delivered to the Lead Manager or the Dealers (or Dealer), as the case may be, any additional documentation concerning any relevant issue that has been agreed upon by the Issuer and the Lead Manager or the Dealers (or Dealer, as the case may be); and

(xii)	upon the request of such entity, the Issuer having delivered to the Lead Manager, the Dealers (or Dealer, as the case may be), a certificate signed by a duly authorized officer of the Issuer to the effect that the foregoing conditions (other than the conditions set out in subclauses (vi), (viii) and (x)) have been satisfied, which certificate may take the form of Schedule A-2.

If any of the foregoing conditions are not satisfied, the relevant Dealer shall be entitled (but not bound) by written notice to the Issuer to be released and discharged from its obligations under the agreement reached under Clause 2.

(c) Waiver.

Any Dealer, on behalf of itself only, may by written notice to the Issuer, waive any of the conditions precedent contained in subclauses (a) and (b) (save for the condition precedent contained in subclause (b)(iii)) insofar as they relate to an issue of Notes to that Dealer.

(d) Updating of Legal Opinions.

Each time that the Offering Circular shall be amended or supplemented to include new audited financial information with respect to each fiscal year of the Issuer (including by means of an Incorporated Document), or on such other date as may be agreed by the Issuer and the Dealers and on such other occasions as a Dealer so requests, and in the event of an offering of Notes pursuant to a Syndication Agreement, the Issuer will procure further legal opinions of nationally recognized counsel in such form as is attached hereto in the form of Schedule G, or in such form as may be otherwise agreed upon, and with such content as the Dealers (or the relevant Dealer, as the case may be) may reasonably require and as agreed upon by the Issuer and such Dealers (or the relevant Dealer, as the case may be) are delivered, at the expense of the Issuer, to the Dealers (or the relevant Dealer, as the case may be). If at or prior to the time of any agreement to issue and purchase Notes under Clause 2 such a request for such further legal opinions is made with respect to the Notes to be issued, the delivery of the relevant opinion or opinions in a form satisfactory to the relevant Dealer shall be a further condition precedent to the issue of those Notes to that Dealer.

(e) Subsequent Delivery of Certificates.

Each time that the Offering Circular shall be amended or supplemented (except by means of a Final Terms or by means of an Incorporated Document) or, at the request of a Dealer, in respect of each Tranche of Notes to be issued, the Issuer shall furnish or cause to be furnished to the Dealers a certificate in form satisfactory to the Dealers to the effect that the statements contained in the officer’s certificate referred to in the Initial Documentation List are true and correct at the time of such amendment or supplement or issue, as the case may be, as though made at such time (except that such statements shall be deemed to relate to the Offering Circular, as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in the Initial Documentation List, modified as necessary to relate to the Offering Circular, as amended and supplemented to the time of delivery of such certificate.

(f) Subsequent Delivery of Auditors’ Letter.

Each time that the Offering Circular shall be amended or supplemented to include new audited financial information with respect to any fiscal year of the Issuer (including by means of an Incorporated Document), the Issuer’s auditors shall deliver a letter or letters, at the Issuer’s expense, to the Dealers substantially identical to, and of the same tenor as, appropriately revised and agreed to by the Issuer and the Dealers, the letter or letters referred to in the Initial Documentation List. In addition, (i) if a Dealer or Dealers has/have reasonable cause to believe that there shall have occurred a Material Adverse Change in the Issuer or its consolidated subsidiaries, which purported change is not disclosed in the Offering Circular (including the Incorporated Documents), or (ii) in the event of an offering of Notes pursuant to a Syndication Agreement, then in each case upon the request of the Dealer or Dealers proposing to purchase Notes from the Issuer, such auditors shall deliver, at the expense of the Issuer, a letter or letters to the Dealers substantially identical to, and of the same tenor as, appropriately revised and agreed to by the Issuer and the Dealers, the letter referred to in the Initial Documentation List. If at or prior to the time of any issue of Notes pursuant to a Syndication Agreement under Clause 2 such a request for a letter or letters is made, the delivery of the letter or letters in a form satisfactory to the Dealers shall be a further condition precedent to the issue of Notes under such Syndication Agreement. Any letter delivered by the auditors of any relevant party pursuant to this Clause 3(f) shall address any changes in the condition of the Issuer and its consolidated subsidiaries, subsequent to the date of the relevant financial information included in the then current Offering Circular of which such auditors have become aware, which would have a Materially Adverse Effect on the Issuer and its consolidated subsidiaries.

(g) Determination of Amounts Outstanding.

For the purposes of subclause (b)(iii):

(i)	the U.S. Dollar equivalent of Notes denominated in a currency other than U.S. Dollars shall be determined as of the Agreement Date for such Notes on the basis of the spot rate for the sale of the U.S. Dollar against the purchase of the relevant currency quoted by a foreign exchange dealer selected by the Issuer on the relevant calculation day;

(ii)	the U.S. Dollar equivalent of Dual Currency Notes and Indexed Notes (other than Indexed Redemption Amount Notes) shall be calculated as specified above by reference to the original nominal amount of such Notes;

(iii)	the U.S. Dollar equivalent of Zero Coupon Notes, other Notes issued at a discount or premium and Indexed Redemption Amount Notes shall be calculated as specified above by reference to the net proceeds received by the Issuer for the relevant issue; and

(iv)	the U.S. Dollar equivalent of Partly Paid Notes shall be determined as specified above by reference to the original principal amount of such Notes, regardless of the amount paid on the Notes.

4. Representations and Warranties of the Issuer

The Issuer represents and warrants to each Dealer as of the date hereof, as of each Agreement Date and as of each Issue Date, that:

(a) Due Incorporation. The Issuer is a duly organized and validly existing corporation in good standing under the laws of the state of its organization, has the corporate power and authority to own its properties and conduct its business as described in the Offering Circular, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has elected to be a financial holding company under the Gramm-Leach-Bliley Act; each Principal Subsidiary Bank is a national banking association formed under the laws of the United States or a bank or trust company organized and doing business under any state or federal law and authorized thereunder to transact business. The outstanding shares of capital stock of each Principal Subsidiary Bank have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in 12 U.S.C. § 55, as amended) and, except for directors qualifying shares, are owned beneficially, directly or indirectly, by the Corporation free and clear of any security interests, liens, encumbrances, equities or claims except as described in the Offering Circular.

(b) Reporting Issuer. The Issuer is a reporting issuer (within the meaning of Regulation S under the Securities Act).

(c) Offering Circular. The Offering Circular (as supplemented from time to time by each Final Terms or Incorporated Document) contains all information with regard to the Issuer and the Notes that is material and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date on which each Incorporated Document became effective under the Securities Act or was first filed by the Issuer with the SEC pursuant to the Exchange Act, each such Incorporated Document, including the financial statements included in each such Incorporated Document, complied in all material respects with the applicable provisions of the Securities Act and the Securities Act Rules and Regulations or the Exchange Act Rules and Regulations, as the case may be. The representations and warranties in this Clause 4(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to Dealer Information. The Issuer itself has not distributed any offering material in connection with the offering of the Notes, other than the Offering Circular, copies of which are to be furnished to the Dealers without charge.

(d) Financial Statements. The financial statements and schedules included or incorporated by reference in the Offering Circular present fairly the consolidated financial condition of the Issuer and its subsidiaries, as of the respective dates thereof and the consolidated results of operations, stockholders’ equity and cash flows of the Issuer and its subsidiaries for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Offering Circular. As of the date hereof, the Issuer is current in its required filings of financial statements and schedules pursuant to the Exchange Act and the Exchange Act Rules and Regulations, and no other financial statements or schedules of the Issuer or its subsidiaries are required by the Exchange Act or the Exchange Act Rules and Regulations to be filed by the Issuer with the SEC on or prior to the date hereof or the closing date of the Program. The Independent Accountants, who have reported on certain of such financial statements and schedules, are independent public accountants to the Issuer and its subsidiaries, as required by the Securities Act and the Securities Act Rules and Regulations.

(e) Material Changes. Subsequent to the respective dates as of which information is furnished in the Offering Circular or in any Incorporated Documents, (i) there has not been any material change in the capital stock of the Issuer (other than exercises of options or share repurchases), (ii) there has not been any material increase in long-term debt or short-term debt of the Issuer, (iii) there has not been any Material Adverse Change in the Issuer and its subsidiaries, taken as a whole, arising for any reason whatsoever, and (iv) the Issuer has not paid or declared any extraordinary dividends or other extraordinary distributions of any kind on any class of its capital stock.

(f) Material Contingencies. Except as set forth in the Offering Circular, there are no actions, suits or proceedings pending and the Issuer is without knowledge of any such threatened actions, suits or proceedings against or affecting the Issuer or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding could reasonably be expected to result in a Material Adverse Effect on the Issuer and its subsidiaries, taken as a whole.

(g) Material Statements. No statement, representation, warranty or covenant of the Issuer made in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Dealers was, when made, inaccurate, untrue or incorrect in any material respect (it being agreed that where any such representation or warranty already includes a Material Adverse Change, Material Adverse Effect or materiality exception, no further materiality exception is permitted by this clause).

(h) Price Manipulation. The Issuer has not, and the Issuer is without knowledge that any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Notes.

(i) No Defaults; Regulatory Approvals.

(A)	No Event of Default exists in relation to any outstanding Notes and no event has occurred which would constitute with the lapse of time, the giving of written notice or other conditions or both (after an issue of Notes) an Event of Default.

(B)	The Issuer has full corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding agreement of the Issuer and is enforceable against the Issuer in accordance with the terms hereof subject (i) to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, (ii) to any limitations on the enforceability of any provisions providing for indemnification or contribution by the Issuer in connection with any violation of any federal or state securities statutes, rules or regulations or any order issued by the SEC, (iii) to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and (iv) to the application of principles of public policy. The issuance, offering and sale by the Issuer of the Notes as contemplated by the Offering Circular, the performance by the Issuer of this Agreement, the Notes and the Agency Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the creation or imposition of any lien, charge, or encumbrance upon any of the assets of the Issuer or any Principal Subsidiary Bank pursuant to the terms or provisions of, or result in a breach or violation of or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under: (x) the respective certificate of incorporation, articles of association or bylaws, each as may be amended, of the Issuer or any Principal Subsidiary Bank; or (y) any material contract or other agreement to which the Issuer or any Principal Subsidiary Bank is a party or by which the Issuer or any Principal Subsidiary Bank or any of its properties is bound or affected, or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Issuer or any Principal Subsidiary Bank, except with respect to liens, charges, encumbrances, breaches, violations, conflicts, defaults or termination or acceleration rights that would not have a Material Adverse Effect.

(C)	Each of the Issuer and the Bank has and each other Principal Subsidiary Bank will have (i) all Licenses necessary to carry on its business as contemplated in the Offering Circular, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, and (iii) performed all its obligations required to be performed by it, and is not in default (nor has any event occurred which, with written notice or lapse of time or both, would constitute a default), under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note, agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except where the failure to have such Licenses, to comply with laws, regulations or orders or to perform all obligations under contracts or other agreements would not have a Material Adverse Effect. Neither the Issuer nor the Bank is, nor will any other Principal Subsidiary Bank is in violation of its respective certificate of incorporation, articles of association or bylaws, each as may be amended. Without limiting the generality of the foregoing, except as set forth in the Offering Circular, there are no governmental proceedings or actions pending and the Issuer is without knowledge of any such threatened governmental proceeding or action for the purpose of suspending or revoking any License, the resolution of which would have a Material Adverse Effect.

(D)	The issuance, offering and sale of the Notes by the Issuer, the compliance by the Issuer with the other provisions of this Agreement, the Notes and the Agency Agreement and the consummation of the other transactions herein and therein contemplated do not require the consent, approval, authorization, registration, order or qualification of or with any court or governmental agency or body, except such as have been obtained and such as may be required under (i) foreign and state banking, securities or blue sky laws, (ii) the bylaws and rules of the NASD, (iii) the Prospectus Rules and (iv) any consents, notifications or authorizations required under applicable foreign currency laws or finance ministry regulations including, without limitation, those required by the MoF.

(j) Legal Proceedings; Contracts. No injunction, stop order, restraining order or order of any nature by a federal, state or foreign court of competent jurisdiction has been issued that would prevent or interfere with the issuance of the Notes; no proceedings with the purpose of preventing or interfering with the offering of the Notes are pending, and the Issuer is without knowledge of any such threatened or contemplated proceeding by any securities or other governmental authority in any jurisdiction (including, without limitation, the SEC); no order asserting that any of the transactions contemplated by this Agreement or the Offering Circular are subject to the registration or prospectus delivery requirements of the Securities Act has been issued; and no order suspending the qualification or exemption from qualification of the Notes under the securities laws of any jurisdiction is in effect and no proceeding for such purpose is pending before and the Issuer is without knowledge of any such threatened or contemplated proceeding by the authorities of any such jurisdiction.

(k) Authorization and Validity of the Notes. The Notes have been duly and validly authorized by the Issuer: (i) when the Agency Agreement (or such other Relevant Agreement) has been duly executed and delivered by the Issuer and the Agent (assuming the due authorization, execution and delivery of the Agency Agreement by the Agent) and (ii) when the Notes have been authenticated by the Agent and issued, executed, delivered and sold by the Issuer in accordance with the Agency Agreement (or such other Relevant Agreement), the Notes will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms and entitled to the benefits provided in the Agency Agreement (or such other Relevant Agreement), subject (w) to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, (x) to any limitations on the enforceability of any provisions providing for indemnification or contribution by the Issuer in connection with any violation of any federal or state securities statutes, rules or regulations or any order issued by the SEC, (y) to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and (z) to the application of principles of public policy. The Notes conform to the descriptions thereof set forth in the Offering Circular.

(l) Authorization and Validity of Other Relevant Agreements. Each of the Relevant Agreements to which it is a party has been duly and validly authorized by the Issuer and when the Relevant Agreement has been duly executed and delivered by the Issuer and the other party or parties thereto, the Relevant Agreement will constitute a valid and legally binding instrument of the Issuer, enforceable against the Issuer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, (ii) any limitations on the enforceability of any provisions providing for indemnification or contribution by the Issuer in connection with any violation of any federal or state securities statutes, rules or regulations or any order issued by the SEC, (iii) 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and (iv) to the application of principles of public policy. The Relevant Agreements conform to the description thereof set forth in the Offering Circular.

(m) Exempted Transactions. Subject to compliance by the Dealers with their several obligations set forth herein, the sale to the Dealers as contemplated herein and in the Offering Circular is exempt from, or not subject to, the registration and prospectus delivery requirements of the Securities Act. With respect to the offer or sale of the Notes, neither the Issuer nor any of its representatives (which, for purposes of this sub-clause 4(m), shall not include the Dealers or anyone acting on behalf of any Dealer) has engaged in any form of general solicitation or general advertising in the United States, including, but not limited to, advertisements, articles, notices or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising (provided that any press release generally meeting the requirements of Rule 135(c) under the Securities Act being issued by the Issuer solely to disclose the transactions contemplated herein shall not be deemed to constitute a general solicitation or directed selling effort).

(n) Investment Company Act. The Issuer is not an “investment company” as such term is defined in the Investment Company Act.

(o) No Directed Selling Efforts and Other Selling Restrictions. The Issuer has not offered, sold or delivered the Notes during the Restricted Period to a person who is within the United States or its possessions or to a United States person, or delivered within the United States or its possessions Notes sold during the Restricted Period. For this purpose, the terms “Restricted Period”, “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of the D Rules.

(p) Concessions. The Issuer has not dealt with any broker, finder, commission agent or other person in connection with the sale of the Notes and the transactions contemplated by this Agreement and the Offering Circular other than the Dealers, and the Issuer is under no obligation to pay any broker’s fee or concession in connection with such transactions, other than the concession to the relevant Dealers to be determined, unless otherwise agreed, by reference to the Schedule of Commissions set out in Schedule F hereto.

(q) Listing. The Issuer shall comply with section 81 of the FSMA (if applicable) and the Prospectus Rules in that regard and shall supply to each Dealer the number of copies of the supplementary prospectus as that dealer may reasonably request.

(r) Stabilization. In relation to any Notes for which a Dealer is named as a Stabilizing Manager in the applicable Final Terms (A) may over-allot or effect transactions which support the market price of the Notes and/or any associated securities at a level higher than that which might otherwise prevail, but in doing so such Dealer shall act as principal and not as agent of the Issuer. Stabilizing, if commenced, may be discontinued at any time, and (B) the Issuer has not issued and will not issue, without the prior consent of that Dealer, any press or other public announcement referring to the proposed issue of Notes unless the announcement adequately discloses the fact that stabilizing action may take place in relation to the Notes to be issued.

5. Agreements of the Issuer; Agreements of the Dealers; Agreements of the Arranger

(a) The Issuer agrees with each Dealer as follows:

(i)	Offering Circular. The Issuer has authorized the use of the Offering Circular prepared on the basis of information it has furnished. The Offering Circular may be used in connection with the subscription and sale of the Notes until the Issuer notifies the Dealers for the reasons set out in sub-clause (b) that the Offering Circular should not be used or that an updated or revised Offering Circular in a form approved by the relevant parties (the “Relevant Parties”) (which shall be supplied to the Dealers in such numbers of copies as the Dealers may reasonably require) is available and should be substituted. The Issuer shall procure that a Final Terms is prepared in respect of each Tranche of Notes, being, in the case of listed Notes (“Listed Notes”), in accordance with the requirements of the Stock Exchange. Notwithstanding the foregoing, nothing in this Clause 5(a)(i) shall be construed as preventing any Dealer from preparing and distributing its own research report covering the Issuer or any affiliate of the Issuer; however, the Issuer shall incur no responsibility or liability for the accuracy or veracity of any such research reports so produced and distributed.

(ii)	Revisions of Offering Circular - Material Changes. If, at any time when the Offering Circular is required to be delivered under the laws of any jurisdiction,

(A) a significant new factor, material mistake or inaccuracy relating to the information included in the Offering Circular which is capable of affecting the assessment of the Notes, (B) any event occurs as a result of which the Offering Circular, as then amended, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, or (C) if for any other reason it is necessary at any time to amend the Offering Circular to comply with the laws of any jurisdiction, the Issuer will promptly notify the Arranger in writing thereof and, subject to Clause 5(a)(i) hereof, in consultation with the Arranger or the relevant Dealers, will prepare an amendment to the Offering Circular that corrects such statement or omission or effects such compliance.

(iii)	Revision of Offering Circular - Periodic Financial Information. As soon as practicable after the date on which there shall be released to the general public audited financial statement information related to the Issuer with respect to any fiscal year, the Issuer shall furnish on its behalf such information to each Dealer, confirmed in writing, and (to the extent that such information is not included or incorporated by reference in the Offering Circular) shall cause the Offering Circular to be amended or supplemented with such financial information with respect thereto, by including, upon its release, each such entity’s annual consolidated financial statements and the notes thereto for each fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof. At least once a year, the Issuer shall distribute to the Dealers an updated Offering Circular, in such quantities as the Dealers may reasonably request, which incorporates such annual information and includes an updated capitalization table. At the same time, the Issuer shall deliver or cause to be delivered the legal opinions, certificates and auditor’s letter referred to in Clauses 3(d), 3(e) and 3(f).

(iv)	No Other Issue. Except as may otherwise be agreed by the Issuer and the relevant Dealer(s), between any Agreement Date and the relevant Issue Date, the Issuer will not offer or sell, or enter into any agreement to sell, any debt securities (other than the Notes which are to be sold pursuant to such issuance, debt securities which are sold in the United States domestic market and commercial paper issued in the ordinary course of business) without first consulting and obtaining the consent of the relevant Dealer(s), which would have the same maturity and currency as the Notes to be issued on the relevant Issue Date.

(v)	Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Circular.

(vi)	No Directed Selling Efforts and Other Selling Restrictions. Neither the Issuer, nor any of its affiliates nor any persons acting on their behalf (other than any of the Dealers or any persons acting on behalf of any of the Dealers as to whom the Issuer does not covenant) or on the behalf of one of its affiliates, have engaged or will engage in any directed selling efforts as defined in Regulation S with respect to the Notes, and the Issuer and its affiliates and any person acting on its behalf will comply with the offering restriction requirements of Regulation S under the Securities Act.

(vii)	Restricted Period. Neither the Issuer, nor any of its affiliates nor any persons acting on its behalf (other than any of the Dealers or any persons acting on behalf of any of the Dealers as to whom the Issuer does not covenant) or on behalf of one of its affiliates will offer or sell or deliver the Notes during the Restricted Period to a person who is within the United States or its possessions or to a United States person, or deliver within the United States or its possessions Notes that are sold during the Restricted Period. For this purpose, the terms “Restricted Period,” “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of the D Rules.

(viii)	Agency Agreement. The Issuer will not, without the prior consent of the Arranger (such consent not to be unreasonably withheld), amend, terminate or fail to comply with any of its obligations under the Agency Agreement. If any such amendment, termination, failure of compliance or change occurs, the Issuer shall notify the Dealers in writing of such amendment, termination, failure of compliance or change.

(ix)	Ratings. The Issuer will promptly notify the Dealers in writing of any adverse change in the credit rating given to the Notes by Moody’s or S&P or upon it becoming aware that such rating is listed on “Creditwatch” or other similar publication of formal review by the relevant rating agency.

(x)	Investment Company Act. While any Notes are outstanding, the Issuer will take any reasonable action necessary to ensure that it is not required to register as an investment company under the provisions of the Investment Company Act.

(xi)	Notice of Defaults. The Issuer will promptly notify the Arranger and the Dealers, and will confirm such advice in writing, (1) of any request by the securities or other governmental authority of any jurisdiction for any additional information with respect to the Program, this Agreement or the Agency Agreement (including, but not limited to, any amendments or supplements to the Offering Circular), (2) of the issuance by any securities or other governmental authority of any jurisdiction (including, but not limited to, the SEC) of any stop order suspending or preventing the use of the Offering Circular or asserting that the offering and sale of the Notes is subject to the registration requirements of the Securities Act, or the initiation of any proceedings for any such purposes or the threat thereof, (3) of the occurrence of any event that in the judgment of the Issuer makes any statement made in the Offering Circular untrue or that requires the making of any changes to the Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (4) of the occurrence of any event which would constitute a breach or a default of any material agreement of the Issuer, (5) of the scheduling of or occurrence of a noteholder’s meeting and (6) of receipt by the Issuer or any representative or attorney of the Issuer of any other communication from any securities or other similar governmental authority of any jurisdiction (including, without limitation, the SEC) relating to the Notes or the Offering Circular. If at any time any securities or other similar governmental authority (including, without limitation, the SEC) shall issue any order described in sub-clause (2) of the immediately preceding sentence, the Issuer will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Issuer will prepare and deliver the Offering Circular to the Dealers as promptly as practicable after the date hereof.

(xii)	Conditions Precedent. If, following the time of an agreement under Clause 2 and before the issue of the relevant Notes, the Issuer becomes aware that the conditions specified in Clause 3(b) will not be satisfied in relation to that issue, the Issuer shall forthwith notify the relevant Dealer(s) in writing to this effect giving full details thereof. In such circumstances, the relevant Dealer(s) shall be entitled (but not bound) by written notice to the Issuer to be released and discharged from its obligations under the agreement reached under Clause 2. Without prejudice to the generality of the foregoing, the Issuer shall from time to time promptly furnish to each Dealer a copy of any public announcement and/or press release issued by the Issuer to holders of its debt securities generally and which is material in the context of the Program and any issuance of Notes thereunder.

(xiii)	Authorized Representatives. The Issuer will notify the Dealers in writing immediately if any of the persons named in the list referred to in paragraph 3 of the Initial Documentation List ceases to be authorized to take action on behalf of it or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Dealers that such person has been so authorized.

(xiv)	Application for Listing. The Issuer confirms that it has caused to be made or will cause to be made an application for the Program to be listed on the London Stock Exchange. In connection with such application, the Issuer agrees (i) on the date of this Agreement (or as soon thereafter as practicable thereafter) to supply to the London Stock Exchange copies of the Offering Circular and such other documents, information and undertakings as may be required for the purpose of obtaining such listing; and (ii) to procure that the Offering Circular shall be approved by the London Stock Exchange.

(xv)	Maintenance of Listing. Until the Program is discontinued, the Issuer agrees to use its best efforts to continue the eligibility of the Notes issued under the Program for listing on the London Stock Exchange; to furnish from time to time any and all documents, instruments, information and undertakings that may be necessary in order to effect such listing; and to maintain the same until such time as payment of principal of and interest on all the Notes has been duly provided for; provided that, if the Issuer determines that it can no longer reasonably maintain such listing, the Issuer shall use its best efforts to obtain and maintain the eligibility for listing of the Notes on such other Stock Exchange as the Issuer, after consultation with the relevant Dealers and with the approval of the Arranger, may determine.

(xvi)	Stabilization Information. The Issuer has been informed of the existence of the FSA stabilizing guidance contained in the FSA Handbook.

(xvii)	Notes of the Issuer with a Maturity of Less than One Year Issued where Proceeds Are Accepted in the United Kingdom. In respect of any Notes issued by the Issuer which have a maturity of less than one year from the date of issue and where the proceeds are to be accepted by the Issuer in the United Kingdom, the Issuer agrees that it will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of section 19 of the FSMA):

(A)	each relevant Dealer represents, warrants and agrees in the terms set out in paragraph 2(b) of Schedule B; and

(B)	the redemption value of each such Note is not less than £100,000 (or any amount of equivalent value denominated wholly or partly in a currency other than Sterling) and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such equivalent amount in other currencies).

(b) Each Dealer agrees with the Arranger and the Issuer that:

(i)	The Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Program and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Offering Circular, any Final Terms, this Agreement or any information provided in connection with the Program or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Program or any Tranche.

(ii)	The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement.

(iii)	Each Dealer will comply in all material respects with the Selling Restrictions.

(c) The Arranger agrees with the Issuer that it will not elect pursuant to Treasury Regulations Section 301.7701-3 to be treated as an entity that is disregarded as an entity separate from its owner.

6. Expenses and Stamp Taxes

Unless otherwise agreed by the Issuer and the Dealer(s) with respect to a particular Tranche of Notes, the Issuer agrees (whether or not any Notes are issued hereunder) to pay all reasonable costs and expenses incidental to the performance of its obligations hereunder and under the Agency Agreement and the Notes including, without limitation: (1) all costs, expenses and taxes in connection with the preparation, printing, issue, subscription and initial delivery of the Notes, including any documentary, stamp or similar issue tax and any related interest or penalties incidental to the execution of this Agreement or the Agency Agreement or the issue, subscription and initial delivery of the Notes, (2) all costs and expenses (including legal fees and expenses) in connection with the drafting, preparation and distribution of all documents and opinions (including Final Terms which, where applicable, will contain additional terms and conditions relating to the relevant Notes or Definitive Notes, as the case may be, any supplements or amendments updating or revising the Offering Circular, and any other documents required to be delivered hereunder in connection with such supplements or amendments) relating to the offering of the Notes under this Agreement (including printing, word processing and reproduction costs), (3) all fees and expenses of the Agents under the Agency Agreement, (4) all fees and expenses incurred by the Agent in connection with the exchange of interests in Temporary Global Notes for interests in Permanent Global Notes or Definitive Notes, as the case may be, or the exchange of interests in Permanent Global Notes for Definitive Notes, (5) all fees and expenses incurred in connection with the listing of the Listed Notes as contemplated by this Agreement, (6) all costs and expenses (including properly incurred legal fees and expenses) in connection with the enforcement or admissibility in evidence of this Agreement, the Agency Agreement or the Notes, together with documentary, stamp or similar issue tax and any related interest or penalties, and (7) the registration or qualification of the Notes for offer and sale under the securities laws of any jurisdiction, including the fees, disbursements and other charges of counsel to the Dealers in connection therewith.

The Issuer agrees to reimburse BASL promptly in connection with the amendments to the Program contemplated by this Agreement.

7. Indemnification

(a) In connection with each Series of Notes, the Issuer agrees to indemnify and hold harmless each Dealer, the directors, officers, employees and agents of each Dealer and each person who controls such Dealer (within the meaning of either the Securities Act or the Exchange Act) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the laws of any jurisdiction (including, without limitation, any legal or other expenses incurred by them in connection therewith), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)	any failure by the Issuer to issue on the agreed Issue Date any Notes which a Dealer has agreed to purchase (unless such failure is as a result of the failure by the relevant Dealer to pay the aggregate purchase price for such Notes);

(ii)	any actual or alleged breach by the Issuer of the representations and warranties applicable to the Issuer and undertakings contained in, or made or deemed to be made pursuant to, this Agreement;

(iii)	any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular (other than the Dealer Information), including in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Issuer shall not be liable in any such case to any Dealer to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with any Dealer Information provided by or on behalf of such Dealer. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

(b) In connection with each Series of Notes, each Dealer severally agrees to indemnify and hold harmless the Issuer, each of its directors, officers, employees and agents, and each person who controls (within the meaning of either the Securities Act or the Exchange Act) the Issuer to the same extent as the foregoing indemnity from the Issuer to each Dealer, but only with reference to any Dealer Information provided by or on behalf of such Dealer.

(c) Each Dealer will severally indemnify the Issuer for any losses, claims, damages or liabilities which the Issuer may incur as a result of a breach by such Dealer of any of the restrictions set out in or referenced on Schedule B hereto; provided, however, that no Dealer shall be liable for any sale or offering of Notes to any person believed in good faith by such Dealer, without negligence, to be a person to whom Notes could lawfully be sold or offered in compliance with the provisions of Schedule B hereto.

(d) Promptly after receipt by an indemnified party under this Clause 7 of written notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Clause 7, will notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from any liability under sub-clause (a) or (b) above and (ii) will not, in any event, relieve the indemnifying party other than the indemnification obligation provided in sub-clause (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In connection with each Series of Notes, in the event that the indemnity provided in sub-clause (a) or (b) of this Clause 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Dealers for such Series agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation or defending the same) (collectively “Losses”) to which the Issuer and one or more of such Dealers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and by such Dealers from the offering of the Notes; provided, however, that in no case shall any such Dealer be responsible for any amount in excess of that portion represented by the percentage that (i) the amount equal to (a) the gross proceeds received by such Dealer upon the initial sale of the Notes in question less (b) the purchase price paid to the Issuer for such Notes, bears to (ii) the gross proceeds referred to in (i)(a) above. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Dealers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and of the Dealers in connection with the statement or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Dealers shall be deemed to be equal to that portion of the amount calculated in (i)(a) and (b) in the proviso of the second preceding sentence, and benefits received by the Issuer shall be deemed to be equal to the amount calculated by (i)(b) in the proviso of the second preceding sentence. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Issuer or the Dealers. The Issuer and the Dealers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this sub-clause (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with the offer or sale of a Series of Notes shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation in connection with the offer or sale of such Series. For purposes of this Clause 7, each person who controls a Dealer within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Dealer shall have the same rights to contribution as such Dealer, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this sub-clause (e).

(f) The Issuer agrees to indemnify the Dealers against any loss incurred by the Dealers as a result of any judgment or order being given or made for the amount due under this Agreement or under a Note and such judgment or order being paid in a currency (a “Judgment Currency”) other than the currency in which such amount is expressed to be due or such Note is denominated (the “Relevant Currency”) as a result of any variation between (i) the rate of exchange at which the Relevant Currency is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the applicable Dealer is able to purchase the required amount of the Relevant Currency on the date on which such judgment or order is entered with the amount of the Judgment Currency actually received by such Dealer. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of, or conversion into, the Relevant Currency.

8. Communications

All communications shall be by telex, facsimile or in writing delivered by hand, or (in the case only of communications to or from the Issuer) by telephone (to be promptly confirmed by facsimile). Each communication will be made to the relevant person at the facsimile or telex number, address or telephone number, in the case of a communication by facsimile or telex or in writing, marked for the attention of, and in the case of a communication by telephone made to, the person from time to time designated by that party to the others for the purpose. The initial telephone number, facsimile number, telex number, address and person so designated by the Issuer and the Dealers are set out below:

The Issuer:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-07-06

Charlotte, NC 28255-0065

U.S.A.

Telephone No: (704) 386-5972

Facsimile No:  (704) 386-0270

Attention: Corporate Treasury

with a copy to:

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

NC1-007-20-1

Charlotte, NC 28255

U.S.A.

Telephone No: (800) 299-2265

Facsimile No:  (704) 370-3515

Attention: General Counsel

The Dealers:	ABN AMRO Bank N.V. 250 Bishopsgate London EC2M 4AA United Kingdom Telephone No: +44 207 678 3145 Facsimile No: +44 207 678 6484 Attention: MTN Desk

Banc of America Securities Limited 5 Canada Square London E14 5AQ United Kingdom Telephone No: +44 207 174 1144 Facsimile No: +44 207 174 6414 Attention: EMTN Desk

Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB United Kingdom Telephone No: +44 207 773 9090 Facsimile No: +44 207 773 4876 Attention: MTN Dealers

Bear, Stearns International Limited One Canada Square London E14 4AD United Kingdom Telephone No: +44 207 516 6817 Facsimile No: +44 207 516 5001 Attention: Transaction Management Group (Will Manns)

BNP Paribas 10 Harewood Avenue London NW1 6AA United Kingdom Telephone No: +44 207 595 8601 Facsimile No: +44 207 595 2555 Telex: 296723 PARCAP G Attention: MTN Desk

Citigroup Global Markets Limited Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom Telephone No: +44 207 986 9050 Facsimile No: +44 207 986 1929 Attention: MTN Desk

Credit Suisse First Boston (Europe) Limited One Cabot Square London E14 4QJ United Kingdom Telephone No: +44 207 888 4021 Facsimile No: +44 207 905 6128 Attention: MTN Trading Desk

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB United Kingdom Telephone No: +44 207 545 2761 Facsimile No: +44 113 336 1453 Attention: MTN Trading Desk

Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB United Kingdom Telephone No: +44 207 774 1000 Facsimile No: +44 207 774 5711 Attention: EMTN Desk

Lehman Brothers International (Europe)

25 Bank Street

London, E14 5LE

United Kingdom

Telephone No.: +44 20 7103 8660

Facsimile No.:  +44 20 7067 9474

Attention: European Medium Term Notes and Money Markets

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London EC1A 1HQ

United Kingdom

Telephone No: +44 207 995 3995

Facsimile No:  +44 207 995 2968

Attention: EMTN Trading and Distribution Desk

Morgan Stanley & Co. International Limited

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Telephone No: +44 207 677 7799

Facsimile No:  +44 207 677 7999

Attention: Head of Transaction Management Group, Debt Capital Markets

A communication will be deemed received, if by facsimile when transmission is completed and confirmation of receipt is issued by the recipient, if by telephone when made and if in writing when delivered, in each case in the manner required by this Clause 8. Any such communications that are received, completed, made or delivered after the close of business hours in the city of the recipient shall be deemed to be effective as of the open of business on the next business day in the city of the recipient. Each communication from the Issuer may only be revoked if the relevant Dealer has not acted on it.

9. Amendment and Termination; Assignment; Additional Dealers

(a) This Agreement may be modified, supplemented or waived, in whole or in part, only by the written agreement of all parties; provided that the Issuer and the relevant Dealer(s) may modify, supplement or amend this Agreement to permit or facilitate the issuance and sale of a particular Tranche of Notes.

(b) The Issuer may elect to suspend the operation of the Program at any time; the Issuer also (as to any one or more of the Dealers) or any Dealer (as to itself) may terminate the arrangements described in this Agreement. Such actions may be taken by giving prompt written notice of suspension to all of the Dealers and by giving not less than 30 days’ written notice of termination to the affected party and the other parties to this Agreement. No such termination, however, shall affect any rights or obligations accrued or incurred by the effective date of termination.

(c) Any entity into which any Dealer may be merged or converted, or any entity with which any Dealer may be consolidated, or any entity resulting from any merger, conversion or consolidation to which any Dealer shall be a party, or any entity to which any Dealer shall sell or otherwise transfer all or substantially all of such Dealer’s assets shall become, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, a successor Dealer under this Agreement without the execution or filing of any paper or any further act on the parties hereto, unless otherwise required by the Issuer, and after the said effective date all references in this Agreement to the relevant Dealer shall be deemed references to such successor entity. Written notice of any such merger, conversion, consolidation or transfer shall be given forthwith to the Issuer by the relevant Dealer.

(d) The Issuer from time to time may appoint one or more New Dealers for the duration of the Program or, with regard to a particular Tranche of Notes, appoint one or more New Dealers for the purposes of that Tranche, in either case upon the terms of this Agreement and provided that, unless such appointment is effected pursuant to a Syndication Agreement:

(i)	any New Dealer shall have first delivered to the Issuer a Dealer Accession Letter substantially in the respective forms set out in Part I or III (as appropriate) of Schedule C hereto; and

(ii)	the Issuer shall have delivered to such New Dealer a Confirmation Letter substantially in the respective forms set out in Part II or IV (as appropriate) of Schedule C hereto,

whereupon such New Dealer, subject to the terms of the relevant Dealer Accession Letter and the relevant Confirmation Letter, shall become a party to this Agreement, vested with all authority, rights, powers, duties and obligations of a Dealer as if originally named as a Dealer hereunder provided further that, except in the case of the appointment of a New Dealer for the duration of the Program, following the issue of the Temporary Global Note in respect of the relevant Tranche, the relevant New Dealer shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Temporary Global Note and the Notes represented thereby.

(e) The Issuer promptly shall notify the Agent and the other Dealers in writing of any appointment of a New Dealer for the duration of the Program by supplying to such parties a copy of any Dealer Accession Letter and Confirmation Letter. No such written notice shall be required to be given, other than to the Agent, in the case of an appointment of a Dealer for a particular Tranche of Notes.

10. Increase in the Aggregate Nominal Amount of the Program

(a) From time to time the Issuer may increase the aggregate nominal amount of the Notes that may be issued under the Program. In such circumstances, the Issuer shall give notification of such an increase (subject as set out in sub-clause (b)) by delivering to the Dealers the letter set out in Schedule D hereto. Upon such written notice being given to the Dealers and the Agent, all references in this Agreement, the Agency Agreement or any other agreement in relation to the Program or to a Euro Medium-Term Note Program of a certain nominal amount, shall be and shall be deemed to be references to a Euro Medium-Term Note Program of the increased nominal amount.

(b) Notwithstanding sub-clause (a), the Issuer’s right to increase the aggregate nominal amount of the Program shall be subject to each Dealer having received and found satisfactory all the documents and confirmations described in the Initial Documentation List (with such changes as may be relevant, with reference to the circumstances at the time of the proposed increase as are agreed between the Issuer and the Dealers), and the satisfaction of any further conditions precedent that any of the Dealers may reasonably require, including, without limitation, the preparation of a supplementary Offering Circular by the Issuer and any further or other documents required by the relevant Stock Exchanges(s) for the purpose of listing the Notes to be issued under the Program on the relevant Stock Exchange(s). The Arranger shall circulate to the Dealers all the documents and confirmations described in the Initial Documentation List and any further documents so required. Any Dealer must notify the Arranger and the Issuer in writing within seven business days of receipt if it considers, in its reasonable opinion, such documents or confirmations to be unsatisfactory or, if applicable, that any of such conditions precedent has not been satisfied.

11. Representations and Indemnities to Survive

The representations, warranties, agreements, indemnities and other statements of the Relevant Parties or their respective officers or directors and of each Dealer set forth in or made pursuant to this Agreement or in connection with the transactions contemplated herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Dealer, the Relevant Parties or any of the controlling persons referred to in Clause 7 hereof, and shall survive delivery of and payment for the Notes. The provisions of Clauses 6, 7 and 14 hereof shall survive the termination of this Agreement. In addition, if any such termination shall occur at a time when any Dealer holds any Notes as principal, the obligations under Clauses 3, 4 and 5 hereof shall survive such termination until the completion of distribution of such Notes (as determined by such Dealer).

12. Time

Time shall be of the essence of this Agreement.

13. Stabilization

In connection with any issuance, a specified Dealer may act as a Stabilizing Manager and may over-allot Notes (provided that, in the case of any Tranche of Notes to be admitted to trading on the London Stock Exchange, the aggregate principal amount of Notes allotted does not exceed 105 percent of the aggregate principal amount of the relevant Tranche) or effect transactions with a view to supporting the market price of such Notes at a level higher than that which might otherwise prevail. However, there may be no obligation on the Stabilizing Manager to do so. The identity of any such Stabilizing Manager will be disclosed in the applicable Final Terms. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant Tranche of Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the relevant Tranche of Notes and 60 days after the date of the allotment of the relevant Tranche of Notes.

14. Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

The Issuer hereby submits to the non-exclusive jurisdiction of any United States federal court sitting in the Borough of Manhattan, New York City, solely for the purpose of any legal action or proceeding brought to enforce its obligations hereunder. As long as any Note or Coupon remains outstanding, the Issuer shall have either an authorized agent or maintain an office in New York City upon whom process may be served in any such legal action or proceeding. Service of process upon the Issuer at its office or upon its agent with written notice of such service mailed or delivered to the Issuer shall to the fullest extent permitted by applicable law be deemed in every respect effective service of process upon the Issuer in any such legal action or proceeding. The Issuer appoints CT Corporation System, presently situated at 111 Eighth Avenue, New York, New York 10011, U.S.A., as its agent for such purposes and covenants and agrees that service of process in any legal action or proceeding may be made upon it at its office, or upon its agent if any such agent is appointed, in New York City.

15. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective officers thereunto duly authorized as of the date and year first above written.

BANK OF AMERICA CORPORATION

By:	/s/ Karen A. Gosnell
Name:	Karen A. Gosnell
Title:	Senior Vice President

BANC OF AMERICA SECURITIES LIMITED

By:	/s/ Lisa McGee
Name:	Lisa McGee
Title:	Assistant General Counsel

ABN AMRO BANK N.V.
BARCLAYS BANK PLC
BEAR, STEARNS INTERNATIONAL LIMITED
BNP PARIBAS
CITIGROUP GLOBAL MARKETS LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
DEUTSCHE BANK AG, LONDON BRANCH
GOLDMAN SACHS INTERNATIONAL
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By: BANC OF AMERICA SECURITIES LIMITED ON BEHALF OF THE DEALERS

By:	/s/ Lisa McGee
Name:	Lisa McGee
Title:	Assistant General Counsel

SCHEDULE A-1

INITIAL DOCUMENTATION LIST

1. A certified copy of the Amended and Restated Certificate of Incorporation and Bylaws of the Issuer.

2. A certified copy of all resolutions and other authorizations required to be passed or given, and evidence of any other action required to be taken, on behalf of the Issuer:

(a) to approve this Agreement, the Agency Agreement, the Program and the issue of Notes under the Program;

(b) to authorize appropriate persons to execute each of this Agreement, the Agency Agreement, Notes issued under the Program and any other Relevant Agreement and to take any other action in connection therewith; and

(c) to authorize appropriate persons to enter into agreements with any Dealer on behalf of the Issuer, to issue Notes in accordance with Clause 2 of this Agreement.

3. A certified list of the names, titles and specimen signatures of the persons authorized on behalf of the Issuer in accordance with paragraph 2(c) above.

4. A certificate of a duly authorized officer of the Issuer pursuant to Clause 3(b) of this Agreement.

5. Certified copies of any other governmental or other consents required for the Issuer to issue Notes under the Program, to execute and deliver this Agreement and the Agency Agreement and to fulfill its obligations under this Agreement, the Agency Agreement and the Notes.

6. Confirmation that one or more master Temporary Global Notes and master Permanent Global Notes in respect of the Issuer (from which copies can be made for each particular issue of Notes under the Program), duly executed by a person or persons authorized to take action on behalf of the Issuer as specified in paragraph (2)(b) above, have been delivered to the Agent.

7. Legal opinions addressed to each of the Dealers and the Issuing and Principal Paying Agent dated on or after the date of this Agreement, in such form and with such content as the Dealers and the Issuing and Principal Paying Agent may reasonably require, from:

(a) Morrison & Foerster LLP, as legal advisers to the Dealers as to New York law, and as legal advisers to the Issuer as to United States tax law;

(b) Helms Mulliss & Wicker, PLLC, as legal advisers to the Issuer; and

(c) In-house corporate counsel of the Issuer.

Schedule A-1-1

8. A conformed copy of each of this Agreement and the Agency Agreement and confirmation that executed copies of such documents have been delivered, in the case of the Agency Agreement, to the Agent and the paying agents appointed thereunder.

9. A printed final version of the Offering Circular.

10. Confirmation that the new Offering Circular has been approved as a base prospectus by the Financial Services Authority or that the supplement has been approved by the Financial Services Authority and, in each case, has been published in accordance with the Prospectus Directive.

11. A comfort letter from the Independent Accountant of the Issuer in such form and with such content as the Dealers may reasonably request, and they are willing to perform and report upon.

12. Confirmation that the Program has been rated Aa2 (in respect of Senior Notes) and Aa3 (in respect of Subordinated Notes) by Moody’s and AA- (in respect of Senior Notes) and AA (in respect of Subordinated Notes) by S&P.

13. A letter from CT Corporation System confirming its acceptance as agent for service of process of the Issuer.

Schedule A-1-2

SCHEDULE A-2

CERTIFICATE OF OFFICER OF [THE ISSUER]

The undersigned,                         , being a duly elected, qualified and acting Senior Vice President of Bank of America Corporation (the “Issuer”) and an Authorized Officer, hereby certifies on behalf of the Issuer as follows:

1. This Certificate is delivered pursuant to the terms of an Amended and Restated Program Agreement, dated August 4, 2005 entered into among the Issuer and the Dealers named or to be appointed pursuant to such agreement (the “Program Agreement”).

2. The conditions set out in Clause 3(b) (other than that set out in Clauses 3(b)(vi), (viii) and (x)) of the Program Agreement have been satisfied and nothing has occurred or expected to occur which would require the Offering Circular dated August 4, 2005 to be amended or supplemented (except by means of a Final Terms or by means of an incorporated document).

3. Attached hereto are true, correct and complete specimens of the Temporary Global Note and the Permanent Global Note (collectively, the “Notes”), the masters of which have been delivered to JPMorgan Chase Bank, London Branch, as Issuing and Principal Paying Agent, for authentication.

4. Attached hereto as Schedule 1 is a true, correct and complete copy of a certificate designating Authorized Officers in connection with the Euro Medium-Term Note Program.

5. The terms and conditions of the final forms of the Amended and Restated Agency Agreement (as defined in the Program Agreement), the Program Agreement and the Notes are approved.

6. The continuation of the selection of JPMorgan Chase Bank, London Branch, as Calculation Agent in connection with the Euro Medium-Term Note Program is hereby ratified and approved.

Dated                     , 2005.

Senior Vice President

Schedule A-2-1

SCHEDULE B

SELLING RESTRICTIONS

General

The Issuer has not taken and currently does not intend to take any action that would permit a public offering of the Notes or possession or distribution of this Offering Circular or any other offering material in any jurisdiction where action for that purpose is required. Each Dealer has agreed, and each further dealer or distributor will be required to agree, that it will comply with all applicable laws and regulations known by it, or that reasonably should have been known by it, in each jurisdiction in which it purchases, offers, sells, or delivers Notes or possesses or distributes this Offering Circular or any other offering material and will obtain any consent, approval, or permission required by it for the purchase, offer, sale, or delivery by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales, or deliveries and none of the Issuer, the Issuing and Principal Paying Agent, and any other Dealer or purchaser shall have any responsibility therefor. In addition, each Dealer has agreed that, unless prohibited by applicable law, it will make available upon the request of each person to whom it offers or sells Notes a copy of this Offering Circular (as amended or supplemented).

None of the Issuer, the Issuing and Principal Paying Agent and any of the Dealers represents that Notes may at any time lawfully be sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to any exemption available thereunder, or assumes any responsibility for facilitating such sale.

With regard to each Tranche, the relevant Dealers will be required to comply with such other additional restrictions as the Issuer and the relevant Dealers shall agree to and as shall be set out in the applicable Final Terms.

Neither this Offering Circular nor any Final Terms constitutes, nor may be used for or in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. The distribution of this Offering Circular and the offering and sale of the Notes may be restricted by law in certain jurisdictions. Persons into whose possession this Offering Circular comes are required by the Dealers and the Issuer to inform themselves about and to observe any such restrictions.

1. United States

(a) The Notes have not been and will not be registered under the Securities Act, and may not be offered, sold or delivered, directly or indirectly, within the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the “United States”) or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Each Dealer represents and agrees, and each further dealer or distributor will be required to agree, that it has offered and sold any Notes, and will offer and sell any Notes (i) as part of their distribution at any time and (ii) otherwise

Schedule B-1

until 40 days after the completion of the distribution of all Notes of the Tranche of which such Notes are a part, as determined and notified as provided below, only in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer further represents and agrees, and each further dealer or distributor will be required to further agree, that it, its affiliates or any persons acting on its or their behalf have not engaged and will not engage in any directed selling efforts with respect to any Note, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Dealer who has purchased Notes of a Tranche hereunder (or in the case of a sale of a Tranche of Notes issued to or through more than one Dealer, each of such Dealers as to the Notes of such Tranche purchased by or through it or, in the case of a syndicated issue, the relevant Lead Manager) shall determine and notify in writing to the Agent the completion of the distribution of the Notes of such Tranche. On the basis of such notification or notifications, the Agent agrees to notify such Dealer or Lead Manager in writing of the end of the Restricted Period with respect to such Tranche. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer, person receiving a selling concession, fee or other remuneration or purchaser that purchases Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the completion of the distribution of the Securities as determined and notified by the Agent for the Securities to name of Dealer(s) and Manager, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this sub-clause l(a) have the meanings given to them by Regulation S.

(b) In addition:

(i)	except to the extent permitted under the D Rules, each Dealer (a) represents that it has not offered or sold, and agrees that during the Restricted Period it will not offer or sell, Notes to a person who is within the United States or its possessions or to a United States person, and (b) represents that it has not delivered and agrees that it will not deliver within the United States or its possessions Notes that are sold during the Restricted Period;

(ii)	each Dealer represents that it has, and agrees that throughout the Restricted Period it will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that such Notes may not be offered or sold during the Restricted Period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(iii)	if it is a United States person, each Dealer represents that it is acquiring the Notes for purposes of resale in connection with their original issuance and if it retains Notes for its own account, it will only do so in accordance with the requirements of the D Rules;

Schedule B-2

(iv)	with respect to each affiliate that acquires Notes from a Dealer for the purpose of offering or selling such Notes during the Restricted Period, such Dealer repeats and confirms the representations and agreements contained in sub-clauses (i), (ii) and (iii) on such affiliate’s behalf; and

(v)	each Dealer represents that it will obtain for the benefit of the Issuer and the several Dealers the representations and agreements contained in clauses (i), (ii), (iii) and (iv) from any other distributor.

Terms used in this sub-clause 1(b) have the meanings given to them by the U.S. Internal Revenue Code of 1986, as amended and regulations thereunder, including the D Rules.

Each issue of Indexed Notes or Dual Currency Notes shall be subject to such additional United States selling restrictions as the relevant Issuer and the relevant Dealer(s) may agree as a term of the issue and purchase of such Notes, which additional selling restrictions shall be set out in the Final Terms. Each relevant Dealer agrees, and each further dealer or distributor will be required to agree, that it shall offer, sell and deliver such Notes only in compliance with such additional United States selling restrictions.

1. United Kingdom

Each Dealer has represented and agreed, and each further dealer or distributor will be required to agree, that:

(a)	in relation to any Notes which have a maturity of less than one year from their date of issue, (a) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage, or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of Notes would otherwise constitute a contravention of section 19 of the FSMA by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Schedule B-3

2. Japan

Each Dealer has agreed, and each further dealer or distributor will be required to agree, that without the prior written approval of the Issuer, it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan and that thereafter it will not offer or sell such Notes in Japan or to a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any relevant laws, regulations, and ministerial guidelines of Japan.

3. Netherlands

Bank of America Corporation is not a credit institution registered with the Dutch Central Bank (De Nederlandsche Bank N.V.) pursuant to Section 52(2) of the Netherlands Credit System Supervision Act 1992 (Wet toezicht kredietwezen 1992).

In respect of the notes, each Dealer has represented and agreed:

(a)	that it has not, directly or indirectly, offered, sold, or transferred and will not, directly or indirectly, offer, sell, or transfer in The Netherlands any notes (including rights representing an interest in any global note) other than to professional market parties as defined in Section 1(e) of the Dutch Exemption Regulation pursuant to the Act on the Supervision of the Credit System (Vrijstellingsregeling Wet toezicht kredietwezen, 1992) (which includes, among others, (1) banks, insurance companies, securities firms, pension funds, and investment institutions duly registered with the applicable Dutch supervisory authority; (2) the State of The Netherlands, the Dutch Central Bank, international treaty organizations, or supranational public institutions; (3) enterprises and institutions with consolidated total assets of at least €500,000,000 as at the end of the preceding calendar year; (4) enterprises, institutions or natural persons (A) with net own funds (total equity) of at least €10,000,000 as at the end of the preceding calendar year, and (B) which have been active on the financial markets at least twice a month on average during the last two years; and (5) enterprises with a rating (or which have issued securities having a rating) from Moody’s, Standard & Poor’s, Fitch, or another rating agency accepted by the Dutch Central Bank; and

(b)	it will have sent to each person to which it sells any notes in The Netherlands (including rights representing an interest in any global note) a confirmation or other notice setting forth the above restrictions and stating that by purchasing any of the notes, each purchaser represents and agrees that it will send to any other person to whom it sells any of the notes a notice containing substantially the same statement as is contained in this sentence.

In addition, each Dealer represents and agrees that Zero Coupon Notes (as defined below) may only be transferred and accepted through the mediation of either the Issuer or a member of

Schedule B-4

Euronext Amsterdam N.V. and with due observance of the Savings Certificates Act (Wet inzake spaarbewijzen) of 21 May 1985 (as amended) and its implementing regulations, provided that no such mediation is required in respect of (i) the initial issue of Zero Coupon Notes to the first holders thereof, (ii) any transfer and delivery of Zero Coupon Notes by individuals who do not act in the conduct of a profession or trade, and (iii) the issue and trading of Zero Coupon Notes, if they are physically issued outside The Netherlands and are not distributed in The Netherlands in the course of primary trading or immediately thereafter. In addition, certain identification requirements in relation to the issue and transfer of, and payments on Zero Coupon Notes must be complied with, and any reference in publications concerning Zero Coupon Notes to the words “to bearer” is prohibited, and, if Zero Coupon Notes are not listed on the stock market of Euronext Amsterdam N.V., each transaction concerning those Notes must be recorded in a transaction note, stating the name and address of the other party to the transaction, the nature of the transaction and details, including the number and serial numbers, of the Zero Coupon Notes concerned, which requirement must be indicated in a legend printed on such Zero Coupon Notes. For the purpose of this paragraph, “Zero Coupon Notes” means Notes that are in bearer form and constitute a claim for a fixed sum against the Issuer and on which interest does not be come due during their tenor or on which no interest is due whatsoever.

Schedule B-5

SCHEDULE C

PART I

FORM OF DEALER ACCESSION LETTER - PROGRAM

[                                ], 20[    ]

To: Bank of America Corporation

Dear Sirs,

Bank of America Corporation (the “Issuer”)

Euro Medium-Term Note Program

We refer to the Euro Medium-Term Note Program Agreement dated as of August 4, 2005 entered into in respect of the above Euro Medium-Term Note Program made among the Issuer and the Dealers party thereto (which agreement, as amended from time to time, is herein referred to as the “Program Agreement”).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(i) a copy of the Program Agreement; and

(ii) a copy of all documents referred to in Schedule A-1 of the Program Agreement;

and have found them to our satisfaction or (in the case of documents referred to in (ii) above) have waived such production.1

For the purposes of the Program Agreement our notice details are as follows:

(insert name, address, telephone, facsimile, telex (# answerback) and attention).

In consideration of the appointment by the Issuer as a Dealer under the Program Agreement, we hereby undertake, for the benefit of the Issuer and each of the other Dealers, that we will perform and comply with all the duties, obligations and Selling Restrictions to be assumed or performed by a Dealer under the Program Agreement.

[1]	It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

Schedule C-1

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, U.S.A., without regard to principles of conflicts of laws.

Yours faithfully,

[Name of new Dealer]

By:

cc:	(Agent)

Schedule C-2

PART II

FORM OF CONFIRMATION LETTER - PROGRAM

[                                ], 20[    ]

To: [Name and address of new Dealer]

Dear Sirs,

Bank of America Corporation

Euro Medium-Term Note Program

We refer to the Euro Medium-Term Note Program Agreement dated as of August 4, 2005 (such agreement, as amended from time to time, the “Program Agreement”) entered into in respect to the above Euro Medium-Term Note Program and hereby acknowledge receipt of your Dealer Accession Letter to us dated [    ].

In accordance with Clause 9 of the Program Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to the Program Agreement, vested with all the authority, rights, powers, duties and obligations of a Dealer (as defined in the Program Agreement) as if originally named as Dealer under the Program Agreement.

Yours faithfully,

For:	BANK OF AMERICA CORPORATION

By:

cc:	JPMORGAN CHASE BANK, LONDON BRANCH (Agent)

[Dealers]

Part II-1

PART III

FORM OF DEALER ACCESSION LETTER - NOTE ISSUE

[                                ], 20[    ]

To: Bank of America Corporation

Dear Sirs,

Bank of America Corporation (the “Issuer”)

Euro Medium-Term Note Program

[Details of the issue] (the “Notes”)

We refer to the Euro Medium-Term Note Program Agreement dated as of August 4, 2005 made between the Issuer and the Dealers party thereto (such agreement, as amended from time to time, the “Program Agreement”).

Conditions Precedent

We confirm that we are in receipt of the documents referenced below:

(i) a copy of the Program Agreement; and

(ii) a copy of such of the documents referred to in Schedule A-1 of the Program Agreement as we have requested;

and have found them to our satisfaction or (in the case of the documents referred to in (ii) above) have waived such production.*

For the purposes of the Program Agreement our notice details are as follows:

(insert name, address, telephone, facsimile, telex (+ answer-back) and attention).

In consideration of the Issuer appointing us as a Dealer solely in respect of the issue of the Notes under the Program Agreement, we hereby undertake, for the benefit of the Issuer and each of the other Dealers, that in relation to the issue of the Notes, we will perform and comply with all the duties, obligations and Selling Restrictions to be assumed or performed by a Dealer under the Program Agreement.

*	It is important to ensure that each original legal opinion and comfort letter permits it to be delivered to, and relied upon by, New Dealers, otherwise a side letter to this effect should be provided.

Part III-1

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York, U.S.A., without regard to principles of conflicts of laws.

Yours faithfully,

For:	[Name of New Dealer]

By:

cc:	JPMORGAN CHASE BANK, LONDON BRANCH (Agent)

Part III-2

PART IV

FORM OF CONFIRMATION LETTER - NOTE ISSUE

[                                ], 20[    ]

To: [Name and address of New Dealer]

Dear Sirs,

Bank of America Corporation

Euro Medium-Term Note Program

[Details of issue] (the “Notes”)

We refer to the Euro Medium-Term Note Program Agreement dated as of August 4, 2005 (such agreement, as amended from time to time, the “Program Agreement”) and hereby acknowledge receipt of your Dealer Accession Letter to us dated [    ].

In accordance with Clause 9 of the Program Agreement, we hereby confirm that, with effect from the date hereof in respect of the issue of the Notes, you shall become a party to the Program Agreement, vested with all the authority, rights, powers, duties and obligations of a Dealer (as defined in the Program Agreement) in relation to the issue of the Notes as if originally named as Dealer under the Program Agreement, provided that following the issue of the Temporary Global Note (as defined in the Program Agreement) representing the Notes you shall have no further such authority, rights, powers, duties and obligations except such as may have accrued or been incurred prior to or in connection with the issue of the Temporary Global Note.

Yours faithfully,

For:	Bank of America Corporation

By:

cc:	JPMorgan Chase Bank, London Branch (Agent)

Part IV-1

SCHEDULE D

LETTER REGARDING INCREASE IN THE NOMINAL AMOUNT

OF THE PROGRAM

[                                ] 20[    ]

To: The Dealers

(as those expressions are defined

in the Program Agreement dated as of

August 4, 2005 as amended from

time to time (the “Program Agreement”))

Dear Sirs,

Bank of America Corporation

Euro Medium-Term Note Program

We hereby notify you, pursuant to Clause 10 of the Program Agreement, that the aggregate nominal amount of the above Program shall be increased to U.S.$[    ] from [insert date (not less than 7 business days following the date of letter)] whereupon all references in the Program Agreement and the Agency Agreement will be deemed amended accordingly. We understand that this increase is subject to the satisfaction of the conditions set out in Clause 10 of the Program Agreement.

Terms used in this letter have the meanings given to them in the Program Agreement.

Yours faithfully,

For:	Bank of America Corporation

By:

cc:	JPMorgan Chase Bank, London Branch (Agent)

Schedule D-1

SCHEDULE E

FORM OF SYNDICATION AGREEMENT

FOR ISSUES OF NOTES

[DESCRIPTION OF ISSUE]

[DATE]

To: [            ]

(the “Managers”)

c/o [            ]

(the “Lead Manager”)

cc: JPMorgan Chase Bank, London Branch (Agent)

Dear Sirs,

Bank of America Corporation (the “Issuer”) U.S. $20,000,000,000 Euro

Medium-Term Note Program (the “Program”)

Bank of America Corporation (the “Issuer”) proposes to issue [DESCRIPTION OF ISSUE] (the “Notes”) pursuant to the Program. The terms of the issue shall be as set out in the form of Final Terms attached to this Agreement as Annex A (the “Final Terms”).

This Agreement is supplemental to the Amended and Restated Program Agreement (the “Program Agreement”) dated as of August 4, 2005 made between the Issuer and the Dealers party thereto. All terms with initial capitals used herein without definition have the meanings given to them in the Program Agreement.

We wish to record the arrangements agreed between us in relation to the issue:

1. Conditions Precedent*

This Agreement appoints each Manager which is not a party to the Program Agreement as a new dealer (each a “New Dealer”) in accordance with the provisions of Clause 9 of the Program Agreement for the purposes of the issue of the Notes. For this issue of Notes, the New Dealer[s] [is/are]:                         . The Lead Manager confirms that it is in receipt of the documents referenced below:

(i) a copy of the Program Agreement; and

*	Delete this paragraph for a Dealer-only syndicate.

Schedule E-1

(ii) a copy of such of the documents referred to in Schedule A-1 of the Program Agreement as the Lead Manager (on behalf of the Managers) has requested:

and has confirmed with [each of the New Dealer[s] that [it]/[they] [has]/[have] found them to be satisfactory or (in the case of any or all of the documents referred to in (ii)) [has]/[have] waived such production.

For the purposes of the Program Agreement the details of the Lead Manager for service of notices are as follows:

[insert name, address, telephone, facsimile, telex (# answerback) and attention].

In consideration of the Issuer appointing the New Dealer(s) as (a) Dealer(s) in respect of the Notes under the Program Agreement, each New Dealer hereby undertakes, for the benefit of the Issuer and each of the other Dealers, that, in relation to the issue of the Notes, it will perform and comply with all the duties and obligations to be assumed by a Dealer under the Program Agreement, a copy of which it acknowledges it has received from the Lead Manager. Notwithstanding anything contained in the Program Agreement, each of the New Dealer(s) shall be vested with all authority, rights, powers, duties and obligations of a Dealer in relation to the issue of the Notes as if originally named as a Dealer under the Program Agreement, provided that following the Issue Date of the Notes, each of the New Dealer(s) shall have no further such authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of the Notes.

[2.] Subject to the terms and conditions of the Program Agreement and this Agreement, the Issuer hereby agrees to issue the Notes and the Managers jointly and severally agree to purchase and pay for on Issue Date the Notes at a purchase price of [    ] percent of the principal amount of the Notes (the “Purchase Price”), being the issue price of [    ] percent less a selling concession of [    ] percent of such principal amount and a management and underwriting fee of [    ] percent of such principal amount.

[3.] The settlement procedures substantially in the form set out in Part 2 of Annex A to the Procedures Memorandum shall apply as if set out in this Agreement provided that, for the purposes of this Agreement:

(i) the sum payable on the Issue Date shall be [    ] (representing the Purchase Price);

(ii) “Issue Date” means [    ] [a.m./p.m.] ([    ] time) on [    ] or such other time and/or date as the Issuer and the Lead Manager on behalf of the Managers may agree; and

(iii) “Payment Instruction Date” means the Issue Date unless there is to be a pre-closing for the issue in which case it means the business day (being a day on which banks and foreign exchange markets are open for business in London) prior to the Issue Date.

[4.] The Issuer shall bear and pay (together with any applicable value added or similar tax) all costs and expenses incurred in or in connection with the printing of the Notes, this Agreement and the Final Terms prepared in connection with the issue of the Notes, the listing of the Notes on the [    ] Stock Exchange and making initial delivery of the Notes, including the fees and disbursements of (i) counsel to the Issuer, (ii) [        ], special United States tax counsel to the

Schedule E-2

Issuer, (iii) [        ], independent accountants to the Issuer, and (iv) the Agent. The Lead Manager shall be responsible for its own expenses incurred in connection with the offering of the Notes, including the fees of             , counsel to the Managers, and all of its traveling, telex, facsimile, telephone, postage and advertising expenses.

[5.] The obligation of the Managers to purchase the Notes is conditional upon:

(i) the conditions set out in Clause 3(b) (other than that set out in Clause 3(b)(vi), (viii), and (x)) of the Program Agreement being satisfied as of the Payment Instruction Date, without prejudice to the aforesaid, the Offering Circular containing all material information relating to the assets and liabilities, financial position, profits and losses of the Issuer and nothing having occurred or being expected to occur which would require the Offering Circular to be supplemented or updated; and

(ii) the delivery to the Lead Manager on the Payment Instruction Date of:

(A) legal opinions addressed to the Managers dated the Payment Instruction Date in such form and with such contents as the Lead Manager, on behalf of the Managers, may reasonably require from (i) the Issuer’s corporate counsel, (ii) [        ], counsel to the Issuer, (iii) [        ] the legal advisers to the Managers as to New York law and (iv) [        ], as to matters of United States tax law;

(B) a certificate dated as at the Payment Instruction Date signed by a duly authorized officer of the Issuer giving confirmations to the effect stated in paragraph (i) of this Clause;

(C) a comfort letter dated the [date hereof and the] Payment Instruction Date from the independent accountants of the Issuer, in substantially the same form as the draft signed for identification on the date hereof; and

(D) all such other documents as may be required reasonably by the Lead Manager to satisfy all such other conditions precedent.

If any of the foregoing conditions is not satisfied on or before the Payment Instruction Date, this Agreement shall terminate on such date and the parties hereto shall be under no further liability arising out of this Agreement (except for the liability of the Issuer in relation to expenses as provided in Clause [4] and except for any liability arising before or in relation to such termination), provided that the Lead Manager, on behalf of the Managers, may in its discretion waive any of the aforesaid conditions or any part of them.

[6.] The Lead Manager, on behalf of the Managers, by notice to the Issuer may terminate this Agreement at any time prior to payment of the net purchase money to the Issuer, if in the opinion of the Lead Manager, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market and, upon such notice being given, the parties to

Schedule E-3

this Agreement (except for the liability of the Issuer in relation to expenses as provided in Clause [4] of this Agreement and except for any liability arising before or in relation to such termination) shall be released and discharged from their respective obligations under this Agreement.

[7.] The Managers shall comply with the Selling Restrictions set forth in the Final Terms, as if such Selling Restrictions were fully set forth in Schedule B to the Program Agreement.

[8.]	Clause 7 of the Program Agreement shall also apply to this Agreement as if expressly incorporated herein.

[9.] This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

[10.] Other relevant provisions.

Please confirm that this letter correctly sets out the arrangements agreed between us.

Yours faithfully,

For:	BANK OF AMERICA CORPORATION

By:
Name:
Title:

We agree to the foregoing.

For:	[NAMES OF MANAGERS]

By:
Name:
Title:

Schedule E-4

ANNEX A TO THE SYNDICATION AGREEMENT

FORM OF FINAL TERMS

Annex A-1

SCHEDULE F

SCHEDULE OF COMMISSIONS

All Notes subscribed, other than those subscribed on a syndicated basis, by Dealers pursuant to the Program Agreement will be subscribed at an issue price to be agreed in each case by the Issuer and the relevant Dealer(s), less a commission agreed and expressed as a percentage of the principal amount of the Notes subscribed. The commission is to be determined, unless otherwise agreed between the Issuer and the relevant Dealer(s), by reference to the maturity of the Notes as detailed below:

Maturities	Commission %
9 months to less than 1 year	0.125
1 year to less than 18 months	0.150
18 months to less than 2 years	0.200
2 years to less than 3 years	0.250
3 years to less than 4 years	0.350
4 years to less than 5 years	0.450
5 years to less than 6 years	0.500
6 years to less than 7 years	0.550
7 years to less than 8 years	0.600
8 years to less than 9 years	0.600
9 years to less than 10 years	0.600
10 years to less than l5 years	0.625
15 years to less than 20 years	0.700
20 years to 30 years	0.750

For purposes of this Schedule, the maturity of a Floating Rate Note shall be deemed to be an exact number of months, rounded upwards if necessary.

For the avoidance of doubt, Notes with maturities of less than 9 months, more than 30 years or issued on a syndicated basis will be subscribed at an issue price to be agreed in each case between the Issuer and the relevant Dealers(s).

Schedule F-1

SCHEDULE G

[Date]

Banc of America Securities Limited,

    as Arranger and Dealer

The several Dealers, as defined in the Program Agreement

c/o Banc of America Securities Limited

5 Canada Square

London E14 5AQ

Re:	U.S. $20,000,000,000 Bank of America Corporation

Euro Medium-Term Note Program (the “Program”)

Ladies and Gentlemen:

We have acted as counsel to Bank of America Corporation, a Delaware corporation (the “Issuer”), in connection with the updating of the Program and the Amended and Restated Program Agreement dated as of August 4, 2005 (the “Program Agreement”) among the Issuer, you and the Dealers named in or to be appointed pursuant to the Program Agreement, regarding the future issuance and sale (i) by the Issuer of up to U.S. $20,000,000,000 aggregate principal amount of Euro Medium-Term Notes (the “Notes”). We have also acted as counsel to the Issuer in connection with the preparation of the Offering Circular dated Augsut 3, 2005 relating to the Program (the “Offering Circular”). This opinion is delivered to you pursuant to Clause 3 of the Program Agreement. The terms used herein that are defined in the Program Agreement have the respective meanings set forth therein unless otherwise defined herein.

As such counsel, we have examined and are familiar with such original or photocopies or certified copies of such records of the Issuer and its subsidiaries, certificates of officers of the Issuer and its subsidiaries, and of public officials and other documents as we have deemed relevant or necessary as the basis for the opinions set forth below.

In such examinations, we have assumed the legal capacity of natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as photocopies thereof and the authenticity of the originals of such copies. In addition, with your permission, we have expressly assumed (i) the due authorization, execution and delivery of the Amended and Restated Agency Agreement dated as of August 4, 2005 by and among the Issuer, JPMorgan Chase Bank, London Branch, and any other paying agent named thereunder (the “Agency Agreement”) and the Program Agreement by all parties thereto other than the Issuer;

Schedule G-1

(ii) the accuracy of the representations and warranties of the parties contained in the Agency Agreement and the Program Agreement; and (iii) that (a) the offer and sale of any Notes has been and will be conducted solely in the manner contemplated by the Offering Circular, the Agency Agreement and the Program Agreement and (b) each Dealer, distributor or purchaser (initial or subsequent) of any Notes will not reoffer or resell any Notes except in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Whenever our opinion is qualified with reference to our “knowledge,” such term shall mean the actual knowledge of those members of our firm actively working on this transaction based upon their reliance with your consent exclusively on officers of the Issuer and its subsidiaries, certificates of others as to the existence or non-existence of the circumstances upon which this opinion is predicated, and various representations and warranties as to factual matters contained in the Agency Agreement and the Program Agreement, and we have not conducted any independent investigation in this regard. As to matters of New York law, we have relied upon the opinion of Morrison & Foerster LLP dated the date of this opinion which is to be delivered pursuant to Clause 3 of the Program Agreement.

Based solely upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. The Issuer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Offering Circular, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each Principal Subsidiary Bank is a national banking association formed under the laws of the United States and authorized thereunder to transact business and has the power and authority to own its properties and conduct its business as described in the Offering Circular.

2. The forms of the Notes which have been executed and delivered to the Issuing and Principal Paying Agent conform in all material respects to the description thereof contained in the Offering Circular.

3. The Agency Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Issuer in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Agency Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

Schedule G-2

4. The Program Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement enforceable against the Issuer in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Program Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy. We express no opinion as to the enforceability of any waivers contained in the Program Agreement.

5. The Amended and Restated Calculation Agency Agreement has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Issuer in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Amended and Restated Calculation Agency Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

6. The Notes (i) in the form of temporary global notes will have been duly authorized and, when completed, executed and authenticated in accordance with the provisions of the Agency Agreement and delivered against payment of the consideration therefor pursuant to the Program Agreement, and (ii) in the form of permanent global notes will have been duly authorized and, when completed, executed and authenticated in accordance with the provisions of the Agency Agreement and delivered against payment of the consideration therefor or exchanged pursuant to the Program Agreement, will constitute legal, valid and binding obligations of the Issuer subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy.

7. No consent, approval, authorization or order of any court or governmental agency or body in the United States is required to be obtained by the Issuer for the consummation of the transactions contemplated in the Program Agreement in connection with the purchase and distribution of the Notes by the Dealers.

8. Neither the issuance and sale of the Notes, nor the consummation of any other of the transactions contemplated by the Program Agreement nor the fulfillment of the terms thereof will conflict with, result in a breach of, or constitute a default under the Amended and Restated Certificate of Incorporation and the Bylaws, each as amended to date, of the Issuer.

Schedule G-3

9. No registration of the Notes under the Securities Act and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required for the offering and sale of the Notes (in either temporary global, permanent global or definitive form) in the manner contemplated by the Offering Circular, the Agency Agreement and the Program Agreement.

10. Registration or other action on the part of the Issuer under the Investment Company Act of 1940, as amended, is not required for, and will not be required as a consequence of, the issuance, offering and sale of the Notes pursuant to the Program Agreement and in the manner contemplated in the Offering Circular and the Agency Agreement.

Although we have not independently verified, are not passing upon and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular, based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Offering Circular, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to (i) the financial statements, supporting schedules, footnotes, and other financial and statistical information contained in the Offering Circular or (ii) the statements concerning the securities and other commercial laws of countries other than the United States contained in the Offering Circular).

We are licensed to practice law in the State of North Carolina. In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than those laws of the State of North Carolina and the United States of America and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or to the effects of such laws thereon, including, but not limited to, the laws of the State of New York and their applicability or non-applicability to the Program Agreement, the Agency Agreement or the Notes.

This opinion is rendered to you and for your benefit in connection with the issuance of the Notes under the Program. This opinion may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purpose whatsoever without our prior written consent, except that (i) the Issuing and Principal Paying Agent may rely upon this opinion as if this opinion had been addressed to such Issuing and Principal Paying Agent and (ii) Morrison & Foerster LLP may rely upon this opinion as to matters of North Carolina law as if this opinion had been addressed to that firm.

Very truly yours,

Schedule G-4